EXHIBIT "1.6"
DYNARESOURCE, INC.
"CERTIFICATE OF MERGER"

ENDORSED - FILED

In the office of the Secretary of State
of the State of California

NOV 6 1998

                               AGREEMENT OF MERGER

                           also referred to herein as

                         "PLAN AND AGREEMENT OF MERGER"

                             West Coast Mines. Inc.
                           (a California corporation)

                                      Into

                               DynaResource, Inc.

                            (a Delaware corporation)

        THIS PLAN AND AGREEMENT OF MERGER (the "Agreement"), is dated as of January 15,1998, and is by and between DynaResource, Inc., a Delaware corporation (sometimes referred to herein as, the "Acquiring Corporation") and West Coast Mines, Inc., a California corporation (sometimes referred to herein as, the "Non-Acquiring Corporation"). Said corporations are hereinafter sometimes collectively referred to as the "Constituent Corporations".

                                   WITNESETH:

         WHEREAS. DynaResource, Inc. desires to acquire West Coast Mines, Inc. through merger of West Coast Mines, Inc. with and into DynaResource, Inc.; and,

         WHEREAS, DynaResource, Inc. desires to issue its Common Stock (the "Merger Stock") to the shareholders of West Coast Mines. Inc. in consideration of the merger of West Coast Mines, Inc. into DynaResource, Inc.; and,

        WHEREAS, the Boards of Directors of the Constituent Corporations deem it advisable for the general welfare and advantage of the Constituent Corporations and their respective shareholders that West Coast Mines, Inc. merge into DynaResource, Inc. and said corporation desires to so merge;

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereby agree, in accordance with the applicable provisions of the laws of the States of California and Delaware; that West Coast Mines, Inc. shall be merged into DynaResource, Inc., which shall continue its corporate existence and be the corporation surviving the merger, and that the terms and conditions of the merger hereby agreed upon (hereafter called the "Merger) which the parties covenant to observe, keep, and perform, and the mode of carrying the same into effect, are and shall be as hereafter set forth:

                                    ARTICLE I

                            EFFECTIVE DATE OF MERGER

        1.1 Effective Date. Consummation of this Agreement shall be effected on the date on which this Agreement of Merger (~Plan and Agreement of Merger") is filed in the offices of the Secretary of State of the State of Delaware; and, upon satisfaction of the requirements of the applicable laws of the State of California prerequisite to such consummation.


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                                    ARTICLE 2

                     GOVERNING LAW, INSTRUMENTS, AND BODIES

         2.1 Governing Law. The laws which are to govern the Acquiring Corporation are the laws of the State of Delaware.

        2.2 Articles of Incorporation. The Articles of Incorporation of the Acquiring Corporation shall be the Articles of Incorporation of the Acquiring Corporation as the same shall be in effect at the effective time of the Merger.

        2.3 Bylaws. The Bylaws of the Acquiring Corporation at the effective time of the Merger shall be the Bylaws of the Acquiring Corporation until the same shall be altered or amended in accordance with the provisions thereof.

        2.4 Directors. The Directors of the Acquiring Corporation at the effective time of the Merger shall remain the directors of the Acquiring Corporation until their respective successors are duly elected and qualified, or their earlier death or resignation.

        2.5 Officers. Subject to the authority of the Board of Directors as provided by law and the Bylaws of the Acquiring Corporation, the officers of The Acquiring Corporation at the effective time of the Merger shall remain the officers of the Acquiring Corporation.

                                    ARTICLE 3

                              CONVERSION OF SHARES

         3.1 Conversion Plan. The mode of carrying into effect the Merger provided in this Agreement, and the manner and basis of converting the shares of West Coast Mines, Inc. into shares of DynaResource, Inc. are as follows:

                 (a) The Acquiring Corporation's Common Stock. All of the shares of Common Stock, par value $.0001 per share, of the Acquiring Corporation issued and outstanding at the effective time of the Merger shall be tendered and canceled concurrent with giving effect to the Merger.

                 (b) The Non-Aquiring Corporation's Common Stock. At the effective time of the Merger, each of the issued and outstanding shares of the $.O1 par value Common Stock of the Non-Acquiring Corporation (or fraction thereof) shall be converted into and become one (1) share (or the applicable fraction thereof) of the $.0001 par value Common Stock of the Acquiring Corporation, and each holder of outstanding shares of the Common Stock of the Non-Acquiring Corporation, upon surrender to the Acquiring Corporation of one or more stock certificates for Common Stock of the Non-Acquiring Corporation for cancellation, shall be entitled to receive one or more stock certificates for the full number of shares of the Common Stock of the Acquiring Corporation into which the Common Stock of the Non-Acquiring Corporation so surrendered shall have been converted as aforesaid. Each issued share of the Non-Acquiring Corporation's Common Stock, if any, held in its treasury at the effective time of the merger shall be canceled and shall not be converted.

        3.2 Surrender of the Non-Acquiring Corporation Certificates. As soon as practicable after the Merger becomes effective, the stock certificates representing the Common Stock of the Non-Acquiring Corporation issued and


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

outstanding at the time the Merger becomes effective shall be surrendered for exchange to the Acquiring Corporation as above provided. Until so surrendered for exchange, each such stock certificate nominally representing Common Stock of the Non-Acquiring Corporation shall be deemed for all corporate purposes (except for the payment of dividends, which shall be subject to the exchange of stock certificates as above provided) to evidence the ownership of the number of shares of the Common Stock of the Acquiring Corporation which the holder thereof would be entitled to receive upon its surrender to the Acquiring Corporation.

         3.3 Status of The Acquiring Corporation Shares. All shares of Common Stock of the Acquiring Corporation into which shares of Common Stock of the Non-Acquiring Corporation are converted as herein provided shall be fully paid and non-assessable and shall be issued in full satisfaction of all rights pertaining to such shares of common Stock of the Non-Acquiring Corporation.

         3.4 Restriction on Transfer. The shares of the Acquiring Corporation are to be issued without being registered under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemption from registration afforded by Section 3(a)(9) of the Act. Notwithstanding, such shares shall be restricted to the extent that the shares surrender in exchange therefore were restricted and shall be affixed with the same legend(s), if any, as shall have been affixed upon the certificates surrendered in exchange therefore and, if so restricted, such shares may be sold or otherwise transferred only pursuant to a registration statement or in compliance with another exemption from registration.

                                    ARTICLE 4

                                EFFECT OF MERGER

        4.1 The Non-Acquiring Corporation Ceases to Exist. At such time as the Merger shall become effective, the separate existence of The Non-Acquiring Corporation shall cease and The Non-Acquiring Corporation shall be merged into the Acquiring Corporation.

        4.2 Acquiring Corporation Succeeds to Rights. etc.. At such time as the Merger becomes effective, the Acquiring Corporation shall succeed to, without other transfer, and shall possess and enjoy, all the rights, privileges, immunities, powers and franchises both of a public and a private nature, and be subject to all the restrictions, disabilities and duties of the Non-Acquiring Corporation, and all the rights, privileges, immunities, powers and franchises of the Non-Acquiring Corporation and all property, real, personal and mixed, and all debts due to either the Non-Acquiring Corporation or the Acquiring Corporation on whatever account, for stock subscriptions as well as for all other things in action or belonging to each of said corporations, shall be vested in the Acquiring Corporation; and all property, rights, privileges, immunities, powers and franchises, and all and every other interest previously held by the Non-Acquiring Corporation shall be thereafter as effectually the property of the Acquiring Corporation as they were of the Non-Acquiring Corporation and the title to any real estate vested by deed or otherwise in the Non-Acquiring Corporation shall not revert or be in any way impaired by reason of the Merger; provided, however, that all rights of creditors and all liens upon any property of the Non-Acquiring Corporation shall be preserved unimpaired, limited in lien to the property affected by such liens at the effective time of the Merger, and all debts, liabilities and duties of said corporations, respectively, shall thenceforth attach to the Acquiring Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by the Acquiring Corporation.



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

                                    ARTICLE 5

                               ACCOUNTING MATTERS

          5.1 Assets and Liabilities. The assets and liabilities of the Non-Acquiring Corporation as at the effective time of the Merger, shall be taken up on the books of the Acquiring Corporation at the amounts at which they shall have been carried at that time on the books of the Non-Acquiring Corporation.

          5.2 Capital Surplus. The amount of Capital of the Acquiring Corporation after the Merger, shall be equal to the sum of the aggregate book value prior to the Merger as shown on the books of the Non-Acquiring Corporation; which shall be reflected as additional Paid-in Capital, and of the aggregate Par Value of the Common Stock that will remain issued upon the Merger. The surplus of the Acquiring Corporation after the Merger, including any surplus arising in the Merger, shall be available to be used for any legal purposes for which surplus may be used.

                                    ARTICLE 6

                              APPROVALS AND FILING

        6.1 Approval. This Agreement shall be submitted to the Shareholders of each Constituent Corporation, as provided by Law and by each respective Articles of Incorporation, at meetings or otherwise; which shall be accomplished on or before February 1, 1998, or such later date as the Board of Directors of the Constituent Corporations shall mutually approve. After such adoption and approval, and subject to the conditions contained in this Agreement, A "Certificate of Approval", and A "Certificate of Merger", in substantially the form annexed and attached hereto as Exhibit A-1. and Exhibit A-2 respectively: shall be signed, verified, and delivered to the Secretary of the State of California and the Secretary of the State of Delaware, for filing as provided by the corporations laws of such states.

                                    ARTICLE 7

         REPRESENTATIONS AND WARRANTIES OF THE NON-ACQUIRING CORPORATION

        The Non-Acquiring Corporation represents and warrants to the Acquiring Corporation as follows:

         7.1 Organization. The Non-Acquiring Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Non-Acquiring Corporation has the corporate power required to carry on its business; as it is now being conducted, and is qualified to do business in every jurisdiction in which the character and location of the assets owned by it, or the nature of the business transacted by it, require qualification.

         7.2 Capitalization. The Non-Acquiring Corporation's capitalization consists of 50,000,000 authorized shares of $.0001 par value Common Stock. Each issued share is validly issued, fully paid, non- assessable and each outstanding share is entitled to one vote. There is no treasury stock held by the Non-Acquiring Corporation.

         7.3 Subsidiaries. The Non-Acquiring Corporation has no subsidiary corporations.


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


         7.4 Governmental Authorizations. The Non-Acquiring Corporation has all licenses, franchises, permits and other governmental authorizations required and which are valid and sufficient for all business presently carried on by The Non-Acquiring Corporation.

                                    ARTICLE 8

                  REPRESENTATIONS AND WARRANTIES The Acquiring Corporation

        The Acquiring Corporation represents and warrants to The Non-Acquiring Corporation as follows:

        8.1 Organization. The Acquiring Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Acquiring Corporation has corporate power to carry on its business as it is now being conducted and is qualified to do business in every jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it require qualification.

        8.2 Capitalization. The Acquiring Corporations capitalization consists of 50,000,000 authorized shares of Common Stock, par value $.0001 per share, of which, as of the date hereof, 1,000 shares are issued and outstanding (which shares will be redeemed and canceled upon the effective date of the merger); and there are no treasury shares outstanding. Each such share when issued will be validly issued, fully paid, non-assessable and is entitled to one vote. There are no Common Stock purchase options outstanding as of the date hereof as to any of the Acquiring Corporation's Common Stock.

                                    ARTICLE 9

                     CONDUCT OF BUSINESS PENDING, THE MERGE

        9.1 Conduct. From and after the date of this Agreement and prior to the effective time of the Merger, neither of the Constituent Corporations will, without the prior written consent of the other:

                  (a) amend its Articles of Incorporation or Bylaws;

                  (b) engage in any material activity or transaction or incur any material obligation (by contract or otherwise) except in the ordinary course of business;

                  (c) issue rights or options to purchase or subscribe to any shares of its capital stock or subdivide or otherwise change any such shares;

                  (d) issue or sell any shares of its capital stock or securities convertible into shares of its capital stock; or

                  (e) declare or pay any dividends on or make any distributions whether of cash, stock or other property in respect of any shares of its capital stock.

        9.2 Preservation. >From and after the date of this Agreement and prior to the effective time of the Merger, the Non-Acquiring Corporation will use its best efforts to preserve its business organizations intact; to keep available to the Acquiring Corporation the services of the Non-Acquiring Corporation's present officers and employees; and to preserve for the Acquiring Corporation the goodwill of the Non-Acquiring Corporation's suppliers, customers and others having business relations with it.


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


                                   ARTICLE 10

                              ADDITIONAL AGREEMENTS

         The Acquiring Corporation and the Non-Acquiring Corporation further agree as follows:

        10.1 Access and Information. The Acquiring Corporation and the Non-Acquiring Corporation hereby agree that each will give to the other and to the other's accountants, counsel and other representatives full access during normal business hours throughout the period prior to the Merger to all of its properties, books, contracts, commitments and records, and that each will furnish the other during such period with all such information concerning its affairs as such other party may reasonably request. In the event of the termination of this Agreement each party will deliver to the other all documents, work papers and other material obtained from the other relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, and will use its best efforts to have any information so obtained and not heretofore made public kept confidential.

        10.2 Expenses. Upon a termination of this Agreement as provided below, each party will pay all costs and expenses of its performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including fees, expenses and disbursements of each party's accountants and counsel.

        10.3 Further Assurances. If at any time the Acquiring Corporation shall consider or be advised that any further assignment or assurance in law or other action is necessary or desirable to vest, perfect, or confirm, of record or otherwise, in the Acquiring Corporation, the title to any property or rights of the Non-Acquiring Corporation acquired or to be acquired by or as a result of the Merger, the proper officers and directors of the Non-Acquiring Corporation, and the Acquiring Corporation, respectively, shall be and they hereby are severally and fully authorized to execute and deliver such proper deeds, assignments and assurances in law and take such other action as may be necessary or proper in the name of the Non-Acquiring Corporation or the Acquiring Corporation to vest, perfect or confirm title to such property or rights in the Acquiring Corporation and otherwise carry out the purposes of this Agreement.

                                   ARTICLE 11

                  CONDITIONS PRECEDENT: TERMINATION: GENERAL PROVISIONS

        11.1 Conditions Precedent to the Obligations of The Acquiring Corporation and The Acquiring Corporation. The obligation of the Acquiring Corporation to effect the Merger and The Acquiring Corporation's obligation to issue stock on conversion of the stock of the Non-Acquiring Corporation shall be subject to the following conditions (which may be waived in writing by the Acquiring Corporation):

                  (a) The representations and warranties of The Non-Acquiring Corporation herein contained shall be true as of and at the effective time of the Merger with the same effect as though made at such time; the Non-Acquiring Corporation shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the effective time of the Merger; and the Non-Acquiring Corporation shall have delivered to the Acquiring Corporation a certificate, dated the effective date of the Merger and signed by its President and its Secretary, to both such effects.

                  (b) No material change in the corporate status, business, operations or financial condition of the Non-Acquiring Corporation shall have occurred since the date hereof, (whether or not covered by insurance), other than changes in the ordinary course of business, none of which has been materially adverse in relation to the Non-Acquiring Corporation, taken as a whole, and no other event or condition of any character shall have occurred or arisen since that date which shall


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

         have materially and adversely affected the corporate status, business, operations or financial condition of the Non-Acquiring Corporation taken as a whole. Operating costs shall not be considered as other than a change in the ordinary course of business.

          11.2 Conditions Precedent to The Non-Acquiring Corporation's Obligations. The obligation of The Non-Acquiring Corporation to effect the Merger shall be subject to the following conditions (which may be waived in writing by The Non-Acquiring Corporation):

                  (a) The representations and warranties of the Acquiring Corporation and the Acquiring Corporation herein contained shall be true as of and at the effective time of the Merger with the same effect as though made at such time; the Acquiring Corporation shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the effective time of the Merger.

                  (b) No material change in the corporate status, business, operations or financial condition of The Acquiring Corporation or The Acquiring Corporation shall have occurred since the date hereof (whether or not covered by insurance), other than changes in the ordinary course of business, none of which has been materially adverse in relation to the Acquiring Corporation taken as a whole, and no other event or condition of any character shall have occurred or arisen since that date which shall have materially and adversely affected the corporate status, business, operations or financial condition of the Acquiring Corporation, taken as a whole.

        11.3 Termination and Abandonment Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time before the effective time of the Merger, whether before or after adoption or approval of this Agreement by the shareholders of the Merging Corporations under any one or more of the following circumstances:

                  (a) By the mutual consent of the Boards of Directors of the Constituent Corporations;

                  (b) By either of the Constituent Corporations if any action or proceeding before any court or other governmental body or agency shall have been instituted or threatened to restrain or prohibit the Merger and such Constituent Corporation deems it inadvisable to proceed with the Merger; or

                  (c) By either of the Constituent Corporations if the requisite approval of the shareholders of both Constituent Corporations shall not have been obtained on or before February 1, 1998, or if the Articles of Merger and Certificate of Merger shall not have been filed as provided in Article I hereof on or before February 15, 1998.

        11.4 Amendments. Any of the terms or conditions of this Agreement may be modified or waived at any time before the effective time of the Merger by the party which is, or the shareholders of which are, entitled to the benefit thereof upon the authority of the Board of Directors of such party, provided that any such modification or waiver shall in the judgment of the party making it not affect substantially or materially and adversely the benefits to such party or its shareholders intended under this Agreement.

                            [SIGNATURE PAGES FOLLOW]



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        IN WITNESS WHEREOF,  this Agreement has been signed by a majority of the directors of each of the Constituent Corporations and each of the Constituent Corporations has caused its corporate seal to be hereunto affixed and attested by the signature of its Secretary, all as of the day and year first above written.

A MAJORITY OF THE                                 A MAJORITY OF THE DIRECTORS OF
DIRECTORS OF DYNARESOURCE, INC.:                  WEST COAST MINES, INC.:

/S/ K.D. Diepholz                                 /S/ K.D. Diepholz
----------------------------                      ---------------------------
Name: Koy W.(K.D.) Diepholz                       Name: Koy W.(K.D.) Diepholz
      Chairman / President                        Chairman / President

/S/ Mel E Tidwell                                 /S/ Mel E Tidwell
----------------------------                      ---------------------------
Name: Mel E Tidwell                               Name: Mel E Tidwell

/S/ Douglas Metcalf                               /S/ Douglas Metcalf
----------------------------                      ---------------------------
Name: Douglas Metcalf                             Name: Douglas Metcalf

      Secretary                                         Secretary

/S/ Wayne C. Henderson                            /S/ Wayne C. Henderson
----------------------------                      ---------------------------
Name: Wayne C. Henderson                          Name: Wayne C. Henderson

                                   EXHIBIT A-1

                 CERTIFICATE OF APPROVAL OF AGREEMENT OF MERGER

The undersigned do hereby state and certify as follows:

1. They are the President and Secretary respectively of West Coast Mines, Inc., (the "Disappearing Corporation"); a California Corporation.

2. The Agreement of Merger to be executed by and between the Disappearing Corporation and DynaResource, Inc., a Delaware Corporation (the "Acquiring Corporation"), in the form attached hereto; was duly approved by the Board of Directors and Shareholders of West Coast Mines, Inc., the Disappearing Corporation, as of January 15, 1998.

3. Pursuant to Section 1201 of the California General Corporation Laws, no vote of the Shareholders of West Coast Mines, Inc. the Disappearing Corporation, is required; as the Shareholders of the Disappearing Corporation immediately prior to the Merger, will possess all (more than five-sixths) of the Voting Power of DynaResource, Inc., the Acquiring Corporation, immediately subsequent to the Merger.

Each of the undersigned do hereby declare under the Penalty of Perjury under the Laws of the State of California, that he signed the foregoing Certificate in the Official Capacity set forth under his Signature below; and that the statements set forth in this Certificate are true of his own knowledge.

Signed as of January 15, 1998.

/S/ K.D. Diepholz
-----------------------
Koy (K.D.) Diepholz
President

/S/ Douglas Metcalf
-----------------------
Douglas Metcalf
Secretary

                                   EXHIBIT A-2

                              CERTIFICATE OF MERGER

The undersigned do hereby state and certify as follows:

1. The Constituent Corporations are: DynaResource, Inc., (the "Acquiring Corporation"); a Delaware Corporation; and West Coast Mines, Inc., (the "Disappearing Corporation"), a California Corporation.

2.       An  Agreement  of Merger  between  the  Acquiring  Corporation  and the
         Disappearing Corporation above, has been as of January 15, 1998, approved, executed, certified, and acknowledged; in accordance with
         Section 252 of the General Corporation Laws with the State of Delaware.

3. The Acquiring Corporation is the surviving Corporation and its name shall be DYNARESOURCE, INC.

4. No Amendments to the Certificate of Incorporation of the Acquiring Corporation are required by the Agreement of Merger, and subsequent to the Merger, the Certificate of Incorporation of the Acquiring Corporation shall be its Certificate of Incorporation.

5. The executed Agreement of Merger is on file at the principle place of business of the Acquiring Corporation, which is: The Towers at Williams Square, 5215 N. O'Connor Blvd., Suite 200, Irving, Texas 75039.

6. A copy of the executed Agreement of Merger will be furnished by the Acquiring Corporation on request and without cost, to any Shareholder of the Disappearing Corporation or to any Shareholder of the Acquiring Corporation.

Each of the undersigned do hereby declare under the Penalty of Perjury under the Laws of the State of California, that he signed the foregoing Certificate in the Official Capacity set forth under his Signature below; and that the statements set forth in this Certificate are true of his own knowledge.

Signed as of January 15, 1998.

/S/ K.D. Diepholz
-------------------------------
Koy (K.D.) Diepholz, President

/S/ Douglas Metcalf
-------------------------------
Douglas Metcalf, Secretary

                 CERTIFICATE OF APPROVAL OF AGREEMENT OF MERGER

         The undersigned do hereby state and certify that:

1. They are the President and Secretary, respectively of DynaResource, Inc., a Delaware corporation (the "Acquiring Corporation"

2. The Agreement of Merger to be executed by and between the Acquiring Corporation and West Coast Mines, Inc. (the "Disappearing Corporation"), in the form attached hereto was duly approved by the Board of Directors and shareholders of the Disappearing Corporation, as of the date of this Certificate.

3. There is only one class of shares and the total number of outstanding shares is 1,000.

4. The terms of the merger agreement in the form attached were approved by the unanimous vote of all (100%) of the shares of the Acquiring Corporation.

         As of the date set forth below, in Dallas, Texas, each of the undersigned does hereby declare under the penalty of perjury under the laws of the State of California that he signed the foregoing certificate in the official capacity set forth beneath his signature, and that the statements set forth in said certificate are true of his own knowledge.

         SIGNED as of January 15, 1998

/S/ K.D. Diepholz
-------------------------------
Koy (K.D.) Diepholz, President

/S/ Douglas Metcalf
-------------------------------
Douglas Metcalf, Secretary

                 CERTIFICATE OF APPROVAL OF AGREEMENT OF MERGER

The undersigned do hereby state and certify as follows:

1. They are the President and Secretary respectively of West Coast Mines, Inc., (the "Disappearing Corporation"); a California Corporation.

2. The Agreement of Merger to be executed by and between the Disappearing Corporation and DynaResource, Inc., a Delaware Corporation (the "Acquiring Corporation"), in the form attached hereto; was duly approved by the Board of Directors and Shareholders of West Coast Mines, Inc., the Disappearing Corporation, as of the date of this Certificate.

3. Pursuant to Section 1201 of the California General Corporation Laws, no vote of the Shareholders of West Coast Mines, Inc. the Disappearing Corporation, is required; as the Shareholders of the Disappearing Corporation immediately prior to the Merger, will possess all (more than five-sixths) of the Voting Power of DynaResource, Inc., the Acquiring Corporation, immediately subsequent to the Merger.

Each of the undersigned do hereby declare under the Penalty of Perjury under the Laws of the State of California, that he signed the foregoing Certificate in the Official Capacity set forth under his Signature below; and that the statements set forth in this Certificate are true of his own knowledge.

Signed as of January 15, 1998

/S/ K.D. Diepholz
---------------------
Koy (K.D.) Diepholz
President

/S/ Douglas Metcalf
---------------------
Douglas Metcalf
Secretary

                      Great Seal of the STATE OF CALIFORNIA

                                (Graphic Omitted)

                               SECRETARY OF STATE

       I, BILL JONES, Secretary of State of the State of California, hereby certify:

       That the attached transcript has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.

                      IN WITNESS  WHEREOF,  I execute this certificate and affix the Great Seal of the State of California this

                                  NOV 12 1998

                                  /S/ Bill Jones
                                  ------------------
                                  Bill Jones, Secretary of State

                                State of Delaware

                          Office of the Secretary of State PAGE 1



         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

         "WEST COAST MINES, Inc. A CALIFORNIA CORPORATION,

         WITH AND INTO  "DYNARESOURCE,  INC."  UNDER THE NAME OF  "DYNARESOURCE,
INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE 0F DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE SECOND DAY OF NOVEMBER, A.D. 1998, AT 9 O'CLOCK A.M.

         A FILED COPY 0F THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER 0F DEEDS

/S/ Edward J. Freel
------------------------
Edward I. Freel, Secretary of State

AUTHENTICATION.  9392765

DATE:  11-06-98

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED O9:00 AM 12/02/1998
     981422213 - 2826546



CERTIFICATE OF MERGER

The undersigned do hereby state and certify as follows:

1.  The  Constituent  Corporations  are:  DynaResource,   Inc.  (the  "Acquiring
Corporation"); a Delaware Corporation; and West Coast Mines, Inc., (the "Disappearing Corporation"), a California Corporation.

2. An Agreement of Merger between the Acquiring Corporation and the Disappearing Corporation above, has been as of January 15, 1998, approved, adopted, excuted, certified, and acknowledged; in accordance with Section 252 of the General Corporation Laws of the State of Delaware.

3. The Acquiring Corporation is the surviving Corporation and its name shall be DYNARESOURCE, INC.

4. No Amendments to the Certificate of Incorporation of the Acquiring Corporation are required by the Agreement of Merger, and subsequent to the Merger, the Certificate of Incorporation of the Acquiring Corporation shall be its Certificate of Incorporation.

5. The executed Agreement of Merger is on file at the principle place of business of the Acquiring Corporation, which is: The Towers at Williams Square, 5215 N. O'Conner Blvd., Suite 200, Irving, Texas 75039.

6. A copy of the executed Agreement of Merger will be furnished by the Acquiring Corporation on request and without cost, to any Shareholder of the Disappearing Corporation or to any Shareholder of the Acquiring Corporation.

7.  The  Disappearing   Corporation's   Capitalization  consists  of  50,000,000
Authorized Shares of $.0001 Par Value Common Stock.

Each of the undersigned do hereby declare under the Penalty of Perjury, that he signed the foregoing Certificate in the Official Capacity set forth under his Signature below; and that the statements set forth in this Certificate are true and accurate of his own knowledge.

Signed as of February 3, 1998.          DYNARESOURCE, INC.


                                        /S/ K.D. Diepholz
                                        ------------------
                                        President